UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2017

FISION Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Sixth Street, Suite 308 B Minneapolis, Minnesota	55403
(Address of principal executive offices)	(Zip Code)

(612) 927-3700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

FISION Corporation, a Delaware corporation (the “Company”), which trades on the OTCQB under the symbol FSSN, recently moved its headquarter offices along with all development and operational spaces and facilities to a new location in Minneapolis at the following address:

FISION Corporation

100 N. Sixth St., Suite 308 B

Minneapolis, MN 55403

These new facilities are located in the well-known Butler Square building, which is centered in a key business and commercial district of Downtown Minneapolis. Our new Butler Square facilities contain ample expansion room to accommodate and support our projected future growth. We believe this strategic move of our corporate presence will enhance our status both regionally and nationally.

Occurring during the close of 2017, our corporate move has taken place during this key year of our business history, while we accomplished several material achievements. We received a Minneapolis “Best Places to Work” award, we completed a significant acquisition of our Volerro software, and we entered into new client engagements with several large global enterprise companies having well-known brands.

We also give a very sincere “thank you” to our employees and to the many financial, business and other persons who have encouraged and supported us along our way.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISION CORPORATION (Registrant)

Dated: December 12, 2017	By:	/s/ Garry Lowenthal
Garry Lowenthal, Chief Financial Officer

3